                                                                 EXHIBIT m(2)(b)

                                 AMENDMENT NO. 1
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM GROWTH SERIES

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Growth Series, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM GROWTH SERIES
                                (CLASS B SHARES)


                                                          MAXIMUM                 MAXIMUM                  MAXIMUM
                                                        ASSET-BASED               SERVICE                 AGGREGATE
          FUND                                          SALES CHARGE                FEE                      FEE
          ----                                          ------------              -------                 ---------
AIM Basic Value Fund                                        0.75%                   0.25%                   1.00%
AIM Euroland Growth Fund                                    0.75%                   0.25%                   1.00%
AIM Mid Cap Equity Fund                                     0.75%                   0.25%                   1.00%
AIM Small Cap Growth Fund                                   0.75%                   0.25%                   1.00%

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: September 10, 2001

                                            AIM GROWTH SERIES
                                            (on behalf of its Class B Shares)


Attest: /s/ P. MICHELLE GRACE               By: /s/ ROBERT H. GRAHAM
       --------------------------------        ---------------------------------
       Assistant Secretary                     Robert H. Graham
                                               President